UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report – June 10, 2015
(Date of earliest event reported)
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ALLEGION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D
Iveagh Court
Harcourt Road
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

(353)(1) 2546200
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the 2015 Annual General Meeting held on June 10, 2015, the shareholders of Allegion plc (the "Company"):

(1)	elected all six of the Company's nominees for director;

(2)	provided advisory approval of the compensation of the Company's named executive officers;

(3)
approved the appointment of PricewaterhouseCoopers to serve as the Company's independent auditors for the fiscal year ending December 31, 2015 and authorized the Audit and Finance Committee to set the auditors' remuneration;

(4)	approved the material terms of the performance goals under the Company's Incentive Stock Plan of 2013; and

(5)	approved the material terms of the performance goals under the Company's Senior Executive Performance Plan.
Shares were voted on these proposals as follows:
Proposals 1(a)-(f). Election of six (6) directors to hold office until the Company's next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non-Vote
(a)	Michael J. Chesser	73,588,212	1,170,421	94,787	6,373,098
(b)	Carla Cico	73,609,096	1,128,033	116,291	6,373,098
(c)	Kirk S. Hachigian	73,486,241	1,266,158	101,021	6,373,098
(d)	David D. Petratis	72,938,259	1,820,745	94,416	6,373,098
(e)	Dean I. Schaffer	73,624,528	1,133,958	94,934	6,373,098
(f)	Martin E. Welch III	73,582,892	1,172,556	97,972	6,373,098
Proposal 2. Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
73,055,399	1,560,458	237,563	6,373,098
Proposal 3. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2015 and authorization of the Audit and Finance Committee to set the auditors' remuneration:

For	Against	Abstain	Broker Non-Vote
78,795,372	2,335,874	95,272	—
Proposal 4. Approval of the material terms of the performance goals under the Company's Incentive Stock Plan of 2013:

For	Against	Abstain	Broker Non-Vote
72,669,695	1,590,066	593,659	6,373,098
Proposal 5. Approval of the material terms of the performance goals under the Company's Senior Executive Performance Plan:

For	Against	Abstain	Broker Non-Vote
72,899,700	1,343,716	610,004	6,373,098

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date:	June 15, 2015	/s/ S. Wade Sheek
S. Wade Sheek Secretary